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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ----------
                                   FORM 8-A
                    FOR REGISTRATION OF CERTAIN CLASSES OF
                SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                            Matrix Service Company
     --------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

               Delaware                                 73-1352174
       --------------------------                  ----------------------
(State of incorporation or organization)      (IRS Employer Identification No.)

          10701 E. Ute Street
            Tulsa, Oklahoma                                 74116
   ---------------------------------               -----------------------
(Address of principal executive offices)                  (Zip Code)

If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to                      securities pursuant to
Section 12(b) of the Exchange Act           Section 12(g) of the Exchange Act
and is effective pursuant to General        and is effective pursuant to General
Instruction A.(c), please check the         Instruction A.(d), please check the
following box.  [X]                         following box.  [  ]


Securities Act registration statement file number to which this form relates: _________________________
                       (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                         Name of each exchange on which
   to be so registered                         each class is to be registered
   -------------------                           --------------------------

Preferred Share Purchase Rights                     Nasdaq National Market
   -------------------------                        ----------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                       --
                    ---------------------------------------
                                 Title of class
                                       --
                    ---------------------------------------
                                 Title of class
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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        On November 2, 1999, Matrix Service Company (the "Company") announced the declaration of a dividend distribution of one right (a "Right") for each share of Common Stock, par value $.01 per share (the "Common Shares"), of the Company outstanding at the close of business on November 12, 1999 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of November 2, 1999 (the "Rights Agreement"), between the Company and UMB Bank, N.A., as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered by the Company after the Record Date will also be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 2.        EXHIBITS.

          The Exhibits to this report are listed in the Index to Exhibits set forth elsewhere herein.


                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      MATRIX SERVICE COMPANY

                                      By: /s/ Micheal J. Hall
                                          ---------------------------
                                          Name: Michael J. Hall
                                          Title: Vice President and CFO


Dated: November 4, 1999

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                               INDEX TO EXHIBITS


       EXHIBIT
       NUMBER      Description
       ------      ------------

         1 Rights Agreement (including a Form of Certificate of Designation of Series B Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

         2         Press release, dated November 3, 1999

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